SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  May 17, 2011 (May 16, 2011)

SINO CLEAN ENERGY, INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)
000-51753	75-2882833
(Commission File Number)	(IRS Employer Identification No.)

Room 1502, Building D, Wangzuo International City Building No. 3 Tangyuan Road, Gaoxin District Xi'an, Shaanxi Province, People’s Republic of China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(86-29) 8209-1099
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2011, Sino Clean Energy, Inc. (the “Company”) received notification from Mr. Joseph Levinson that effective immediately, he resigned from all positions held with the Company and its subsidiaries, including as a member of the Board of Directors (the “Board”) of the Company. At the time of his resignation, Mr. Levinson also served as Chairman of the Board’s Audit Committee.  There were no disagreements between Mr. Levinson and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in his resignation.  A copy of Mr. Levinson’s resignation letter, dated May 16, 2011, is included with this 8-K as Exhibit 99.1.

Item 9.01            Financial Statements and Exhibits

(d) Exhibits

Exhibit No.         Description

99.1                      Resignation Letter from Mr. Joseph Levinson, dated as of May 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino Clean Energy, Inc.

By:	/s/ Baowen Ren
Name: Baowen Ren
Title: Chief Executive Officer